Exhibit 99.1

221 East Hickory Street
Mankato, Minnesota 56001

	Contact:	David Christensen
CFO
For Immediate Release		HickoryTech
507-387-3355

Elin Raymond
The Sage Group
612-321-9897

HickoryTech Reports Results for First Quarter
Positive trends resume after challenging third and fourth quarters

MANKATO, Minn., April 25, 2005—HickoryTech Corporation (Nasdaq: HTCO) today reported financial results for its first quarter ended March 31, 2005.

•                  Total revenues were $23.1 million, up 1.9 percent from the first quarter of last year.

•                  Net income was $2.1 million for the first quarter of 2005 and 2004.

•                  Net income per share from continuing operations was 16 cents for the first quarter of 2005 as compared to17 cents for the first quarter of 2004.

•                  Interest expense and total debt both declined in the first quarter, with debt ending below the $100 million level for the first time since 1999.

•                  Overall Telecom Sector revenues remained essentially level compared to a year ago at $19.3 million; however, revenues generated by broadband initiatives—data revenues and Digital TV—increased 38.4 percent versus the first quarter of 2004.

•                  Enterprise Solutions revenues rose nearly $1 million from the same period last year, while Information Solutions revenues were down $500,000 from the first quarter of 2004.

•                  HickoryTech increased its quarterly dividend from 11 cents to 12 cents per share, a 9.1 percent increase.

“We are pleased to see our financial performance return to normal levels,” John Duffy, president and chief executive officer commented. “Important performance metrics are trending in the right direction, particularly in broadband services. We are also pleased that our continuing positive cash flow has enabled us to pay down debt to the lowest level in six years, to maintain our strategic investment initiatives, and to share our success with shareholders in the form of a dividend increase.” He added, “Increasing our quarterly dividend by $.01, or 9.1 percent, confirms our confidence in the business and in our strategic direction.”

– more –

First Quarter Results from Continuing Operations

Total revenues of $23,108,000 were up 1.9 percent from $22,687,000 in the first quarter of 2004. Telecom revenues were essentially flat compared to the first quarter of 2004, while Enterprise Solutions revenues were up $980,000, and Information Solutions revenues declined by $478,000. Total costs and expenses were $18,586,000, up 3.9 percent from the first quarter of last year, partly due to costs related to Sarbanes-Oxley compliance, but down 4.3 percent from the fourth quarter of 2004. Operating income of $4,522,000 was down 5.8 percent compared to the first quarter of last year, but up 34.5 percent compared to the fourth quarter of 2004. Income from continuing operations of $2,116,000 was down 2.1 percent from the first quarter of last year, but up 60.5 percent from the fourth quarter of 2004. Net income, which includes both continuing operations and discontinued wireless operations, was $2,116,000 for the first quarter of 2005 compared to $2,102,000 for the same period a year ago, or 16 cents per share for both 2004 and 2005.

Debt (current and long term portions) was $99,427,000 at the end of the first quarter of 2005, a reduction of $3,557,000 since Dec. 31, 2004. As a result of continuing debt reduction, interest expense of $977,000 was 17.8 percent lower than the $1,189,000 of interest expense in the first quarter of 2004.

Continuing Strength in Telecom Sector

The Telecom Sector remained strong in the first quarter of 2005 compared to the first quarter of 2004.

•                  Telecom revenues were $19,345,000 compared to $19,426,000 a year ago.

•                  Total DSL lines increased to 11,337 versus 8,324 in the first quarter of 2004, an increase of 36.2 percent.

•                  Total Digital TV customers increased to 2,048 from 1,257, a gain of 62.9 percent.

•                  Average revenue per user (ARPU) grew in both the ILEC and CLEC businesses.

Overall financial performance in the Telecom Sector closely tracked the first quarter of 2004, however, important trends developed in specific areas. Network access revenues declined, in keeping with the industry-wide pattern, but the trend was moderate—down 3.7 percent compared to the first quarter of 2004. Broadband related services, a small but growing part of our business, provided a relatively high growth rate of 38.4 percent as seen in the data and Digital TV areas. CLEC overbuild lines were 10,466, which is 3.3 percent higher than in the first quarter of 2004 and 0.5 percent higher than the fourth quarter of 2004.

Enterprise Solutions Sector Awarded Nortel Network’s Elite Partner Designation

Enterprise Solutions Sector was awarded the “Elite Partner Advantage” designation by Nortel Networks. HickoryTech’s Enterprise Solutions Sector is one of only five independent distributors nationwide to have earned Elite Partner Advantage, the highest level of a three-tier designation by Nortel Networks.

Looking Ahead

“We weathered the challenges of last year,” Duffy concluded,  “and the investments we have continued to make in broadband capabilities, such as MetroLAN, fiber to the neighborhood, DSL, and Digital TV are showing a positive effect on our performance. Looking at the big picture, we remain confident that we have the right strategies, business model, know-how, and committed employees to continue to make progress.”

Further information on the first quarter results, as well as additional guidance regarding management’s outlook, will be given during the company’s quarterly conference call and Webcast with investors at 9:00 a.m. EDT on April 26, 2005. Investors can access the Webcast through a link on HickoryTech’s homepage at www.HickoryTech.com or through www.CCBN.com.

About HickoryTech

HickoryTech Corporation is a diversified communications company headquartered in Mankato, Minn., with approximately 400 employees in Minnesota and Iowa. In its 108th year of operation, HickoryTech offers a full array of telecommunications products and services to business and residential customers. The Telecom Sector offers local voice, long distance, Internet, broadband services, Digital TV, and IP networking. The Enterprise Solutions Sector provides IP Telephony, call center management, and data network solutions. The Information Solutions Sector develops telecom and carrier access billing solutions. To learn more about HickoryTech Corporation, visit the company’s Web site at http://www.HickoryTech.com.

Certain statements included in this press release that are not historical facts are “forward-looking statements.” Such forward-looking statements are based on current expectations, estimates and projections about the industry in which HickoryTech operates and management’s beliefs and assumptions. The forward-looking statements are subject to uncertainties. These statements are not guarantees of future performance and involve certain risks, uncertainties and probabilities. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they were made. Except as required by federal securities laws, HickoryTech undertakes no obligation to update any of its forward-looking statements for any reason.

Statement of Operations – Continuing Operations

(unaudited)

	For Three Months Ended March 31
(Dollars in Thousands)	2005	2004
Revenues:
Telecom Sector	$19,345	$19,426
Information Solutions Sector	488	966
Enterprise Solutions Sector	3,275	2,295
Total Revenues	23,108	22,687

Costs and Expenses:
Cost of Sales, Enterprise Solutions	2,268	1,509
Cost of Services, excluding Depreciation and Amortization	8,053	8,608
Selling, General and Administrative Expenses, excluding Depreciation and Amortization	4,027	3,656
Depreciation	4,001	3,876
Amortization of Intangibles	237	236
Total Costs and Expenses	18,586	17,885

Operating Income	4,522	4,802

Interest and Other Income	8	15
Interest Expense	(977)	(1,189)

Income Before Income Taxes	3,553	3,628
Income Tax Provision	1,437	1,467

Income from Continuing Operations	2,116	2,161

Discontinued Operations
Loss From Operations of Discontinued Component	—	(99)
Income Tax Benefit	—	(40)
Loss from Discontinued Operations	—	(59)

Net Income	$2,116	$2,102

(Not in thousands)

Basic Earnings Per Share - Continuing Operations:	$0.16	$0.17
Basic Loss Per Share - Discontinued Operations:	—	(0.01)
	$0.16	$0.16
Dividends Per Share	$0.12	$0.11
Basic Weighted Average Common Shares Outstanding	13,059,024	12,969,590

Diluted Earnings Per Share - Continuing Operations:	$0.16	$0.17
Diluted Loss Per Share - Discontinued Operations:	—	(0.01)
	$0.16	$0.16

Diluted Weighted Average Common and Equivalent Shares Outstanding	13,090,905	13,019,898

Consolidated Balance Sheet

(unaudited)

(In Thousands Except Share and Per Share Amounts)	3/31/2005	12/31/2004
ASSETS
CURRENT ASSETS:
Cash and Cash Equivalents	$1,258	$257
Receivables, Net of Allowance for Doubtful Accounts of $1,294 and $1,283	9,336	9,892
Income Taxes Receivable	—	204
Costs in Excess of Billings on Contracts	217	927
Inventories	3,163	3,182
Deferred Income Taxes	1,430	1,430
Prepaid Expenses	1,414	1,185
Other	837	1,214
TOTAL CURRENT ASSETS	17,655	18,291
INVESTMENTS	2,507	4,371
PROPERTY, PLANT AND EQUIPMENT	247,888	246,341
Less ACCUMULATED DEPRECIATION	135,432	131,649
PROPERTY, PLANT AND EQUIPMENT, NET	112,456	114,692
OTHER ASSETS:
Goodwill	25,086	25,086
Intangible Assets, Net	361	387
Financial Derivative Instruments	3,522	2,501
Deferred Costs and Other	2,852	3,209
TOTAL OTHER ASSETS	31,821	31,183
TOTAL ASSETS	$164,439	$168,537

LIABILITIES & SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
Cash Overdraft	$–	$1,680
Accounts Payable	2,357	4,065
Accrued Expenses	3,462	3,202
Accrued Interest	75	76
Accrued Income Taxes	923	—
Billings in Excess of Costs on Contracts	202	260
Advanced Billings and Deposits	2,806	2,898
Current Maturities of Long-Term Obligations	8,171	5,323
TOTAL CURRENT LIABILITIES	17,996	17,504
LONG-TERM OBLIGATIONS, Net of Current Maturities	91,256	97,661
DEFERRED INCOME TAXES	15,677	15,270
DEFERRED REVENUE AND EMPLOYEE BENEFITS	6,606	6,557
TOTAL LIABILITIES	131,535	136,992
COMMITMENTS AND CONTINGENCIES	—	—
SHAREHOLDERS' EQUITY:
Common Stock, no par value, $.10 stated value Shares authorized: 100,000,000 Shares outstanding: 13,065,315 in 2005 and 13,057,106 in 2004	1,307	1,306
Additional Paid-In Capital	8,810	8,615
Retained Earnings	20,667	20,119
Accumulated Other Comprehensive Income	2,120	1,505
TOTAL SHAREHOLDERS' EQUITY	32,904	31,545
TOTAL LIABILITIES & SHAREHOLDERS' EQUITY	$164,439	$168,537

Telecom Sector Recap – Continuing Operations

(unaudited)

	For Three Months Ended March 31
(Dollars in Thousands)	2005	2004
ILEC
Revenues
Local Service	$3,736	$3,731
Network Access	8,494	8,677
Data	570	522
Intersegment	51	69
Other	1,666	1,747
Total Revenues	$14,517	$14,746

Key Metrics
Access Lines	59,612	62,242
DSL Customers	7,784	5,514

Communications Services
Revenues
Local Service	$889	$929
Network Access	518	680
Long Distance	1,142	1,228
Internet	1,071	995
Data	618	381
Digital TV	208	106
Other	433	430
Total Revenues	$4,879	$4,749

Key Metrics
Access Lines
Overbuild	10,466	10,131
Unbundled Network Element (UNE)	1,760	1,694
Total Service Resale (TSR)	1,797	2,504
Total	14,023	14,329
Long Distance Customers	44,423	41,695
Internet Customers	17,718	16,453
DSL Customers	3,553	2,810
Digital TV Customers	2,048	1,257

Total Continuing Telecom Sector
Revenues	$19,396	$19,495
Cost of Services, excluding Depreciation and Amortization	7,412	7,480
Selling, General and Administrative Expenses, excluding Depreciation and Amortization	2,684	2,529
Depreciation and Amortization	3,536	3,407
Operating Income	$5,764	$6,079

Income from Continuing Operations	$3,432	$3,619

Other - Continuing Operations
Capital Expenditures	$1,372	$2,121
Customers	135,776	134,719
DSL Customers	11,337	8,324
Digital TV Customers	2,048	1,257

Statement of Operations – Continuing – Trailing Four Quarters

(unaudited)

	For Three Months Ended
(Dollars in Thousands)	3/31/2005	12/31/2004	9/30/2004	6/30/2004
Revenues:
Telecom Sector	$19,345	$18,906	$18,918	$18,847
Information Solutions Sector	488	491	574	679
Enterprise Solutions Sector	3,275	3,390	2,685	3,338
Total Revenues	23,108	22,787	22,177	22,864

Costs and Expenses:
Cost of Sales, Enterprise Solutions	2,268	2,551	1,855	2,296
Cost of Services, excluding Depreciation and Amortization	8,053	8,768	8,378	7,871
Selling, General and Administrative Expenses, excluding Depreciation and Amortization	4,027	3,951	3,490	3,626
Depreciation	4,001	3,920	3,912	3,881
Amortization of Intangibles	237	236	237	237
Total Costs and Expenses	18,586	19,426	17,872	17,911

Operating Income	4,522	3,361	4,305	4,953

Interest and Other Income	8	17	10	19
Interest Expense	(977)	(1,165)	(1,121)	(1,138)

Income Before Income Taxes	3,553	2,213	3,194	3,834
Income Tax Provision	1,437	895	1,292	1,551

Income from Continuing Operations	2,116	1,318	1,902	2,283

Discontinued Operations
Loss From Operations of Discontinued Component	—	—	(26)	—
Income Tax Benefit	—	—	(11)	—
Loss from Discontinued Operations	—	—	(15)	—

Net Income	$2,116	$1,318	$1,887	$2,283

(Not in thousands)

Basic Earnings Per Share - Continuing Operations:	$0.16	$0.10	$0.15	$0.18
Basic Loss Per Share - Discontinued Operations:	—	—	—	—
	$0.16	$0.10	$0.15	$0.18

Dividends Per Share	$0.12	$0.11	$0.11	$0.11

Basic Weighted Average Common Shares Outstanding	13,059,024	13,037,835	12,990,568	12,974,669

Diluted Earnings Per Share - Continuing Operations:	$0.16	$0.10	$0.15	$0.18
Diluted Loss Per Share - Discontinued Operations:	—	—	—	—
	$0.16	$0.10	$0.15	$0.18

Diluted Weighted Average Common and Equivalent Shares Outstanding	13,090,905	13,068,330	13,015,592	13,020,317

Telecom Sector Recap – Continuing – Trailing Four Quarters

(unaudited)

	For Three Months Ended
(Dollars in Thousands)	3/31/2005	12/31/2004	9/30/2004	6/30/2004
ILEC
Revenues
Local Service	$3,736	$3,835	$3,847	$3,818
Network Access	8,494	8,053	8,062	8,272
Data	570	559	524	547
Intersegment	51	69	68	69
Other	1,666	1,769	1,635	1,596
Total Revenues	$14,517	$14,285	$14,136	$14,302

Key Metrics
Access Lines	59,612	60,472	61,085	60,044
DSL Customers	7,784	7,074	6,537	5,954

Communications Services
Revenues
Local Service	$889	$891	$912	$925
Network Access	518	381	652	621
Long Distance	1,142	1,161	1,165	1,106
Internet	1,071	1,030	1,011	994
Data	618	615	521	399
Digital TV	208	183	146	119
Other	433	429	443	450
Total Revenues	$4,879	$4,690	$4,850	$4,614

Key Metrics
Access Lines
Overbuild	10,466	10,417	10,285	10,406
Unbundled Network Element (UNE)	1,760	1,726	1,721	1,699
Total Service Resale (TSR)	1,797	1,943	2,160	2,430
Total	14,023	14,086	14,166	14,535
Long Distance Customers	44,423	43,702	41,763	40,456
Internet Customers	17,718	17,191	17,090	16,707
DSL Customers	3,553	3,356	3,208	2,992
Digital TV Customers	2,048	1,941	1,732	1,365

Total Continuing Telecom Sector
Revenues	$19,396	$18,975	$18,986	$18,916
Cost of Services, excluding Depreciation and Amortization	7,412	7,507	7,554	7,182
Selling, General and Administrative Expenses, excluding Depreciation and Amortization	2,684	2,724	2,586	2,549
Depreciation and Amortization	3,536	3,479	3,459	3,407
Operating Income	$5,764	$5,265	$5,387	$5,778

Income from Continuing Operations	$3,432	$3,086	$3,207	$3,440

Other - Continuing Operations
Capital Expenditures	$1,372	$7,014	$2,869	$4,096
Customers	135,776	135,451	134,104	131,742
DSL Customers	11,337	10,430	9,745	8,946
Digital TV Customers	2,048	1,941	1,732	1,365